 Exhibit 10.05

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (“Agreement”) dated this 6th day of December, 2010, is made and entered into by and between HOLLIS STREET INVESTORS, L.L.C., a Delaware limited liability company (“Landlord”) and LEAPFROG ENTERPRISES, INC., a Delaware corporation (“Tenant”).

BACKGROUND

A.           Landlord and Tenant entered into that certain Lease Agreement dated November 14, 2000, for approximately 40,060 rentable square feet of space (the “Premises”) located at 6401 Hollis Street, Suite 150, Emeryville, California, as more fully described in the Lease.

B.           The Lease has been amended by a First Amendment to Lease dated April 30, 2001.

C.           The Lease has been amended by a Second Amendment to Lease dated February 22, 2002, whereby the Premises were expanded by an additional 30,770 rentable square feet and Tenant’s Pro Rata Share was increased to Fifty-One and Sixty-Two Hundredths Percent (51.62%).

D.           The Lease has been amended by a Third Amendment to Lease dated March 27, 2003, whereby the Premises were expanded by an additional 31,980 rentable square feet and Tenant’s Pro Rata Share was increased to Seventy-Four and Ninety-Three Hundredths Percent (74.93%).

E.           The Lease has been amended by a Fourth Amendment to Lease dated March 27, 2003.

F.           The Lease has been amended by a Fifth Amendment to Lease dated March 7, 2005, whereby the Lease Term was extended until March 31, 2016.

G.           The Lease has been amended by a Sixth Amendment to Lease dated March 22, 2006, whereby the size of the Premises was increased by an additional 34,393 rental square feet known as Suite 125.

H.           The Lease Agreement, as amended from time to time, is referred to as the “Lease”.

I.           The Premises currently contain 137,203 rentable square feet.

J.           The current term of the Lease expires on March 31, 2016.

K.          Tenant desires to reduce the size of the Premises by terminating the Lease as to Suite 175 consisting of 30,770 rental square feet and to amend the terms and conditions of the Lease as set forth in this Agreement.

L.           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.          VACATION AND SURRENDOR OF SUITE 175. Effective as of January 7, 2011 (the “Effective Date”) Tenant shall give, grant and surrender Suite 175 to Landlord and all of the right, title and interest whatsoever of Tenant in Suite 175. Tenant shall vacate and surrender Suite 175 no later than the Effective Date. Landlord has inspected Suite 175 and agrees that, subject to Tenant’s removal of its Personal Property and repair of any damage caused by such removal, Tenant shall not be required to perform any work in, or remove any Alterations from, Suite 175 prior to Tenant’s surrender thereof.

2.          TERMINATION FEES. As a condition to the effectiveness of this Agreement, Tenant shall pay to Landlord on the Effective Date the sum Three Hundred Forty-Four Thousand Six Hundred Eighty-Seven and 18/100 Dollars ($344,687.18), comprised of Two Hundred Seventy-Eight Thousand Four Hundred Forty-Three and 51/100 Dollars ($278,443.51) as a termination fee, and Sixty-Six Thousand Two Hundred Forty-Three and 67/100 Dollars ($66,243.67) as the total rent for Suite 175 for January, 2011. On February 1, 2011, Tenant shall pay Landlord another payment of Sixty-Six Thousand Two Hundred Forty-Three and 67/100 Dollars ($66,243.67) as the total rent for Suite 175 for February, 2011. On March 1, 2011, Tenant shall pay Landlord a final payment of Sixty-Six Thousand Two Hundred Forty-Three and 67/100 Dollars ($66,243.67) as the total rent for Suite 175 for March, 2011.

3.          PREMISES. The square footage of the Premises is currently 137,203 rentable square feet. As of the Effective Date, the term “Premises” shall no longer include Suite 175 consisting of 30,770 RSF and shall consist of 106,433 rentable square feet, composed of the following:

Suite 2 (Suite 100)	31,980 RSF
Suite 3 (Suite 150)	40,060 RSF
Suite 4 (Suite 125)	34,393 RSF
Total	106,433 RSF

4.          TENANT’S PRO RATA SHARE. As of the Effective Date, Tenant’s Pro Rata Share for the Premises shall be reduced to Seventy-Seven and Fifty-Seven Hundredths Percent (77.57%).

5.          RENT. The definition of “Base Rent” in Section 1 of the Lease is hereby amended to reflect that, (a) the Base Rent for Suite 4 (Suite 125) shall remain as set forth in the Sixth Amendment to Lease, and (b) as of the Effective Date, the Base Rent for Suite 2 (Suite 100) and Suite 3 (Suite 150) shall be as set forth below, payable in equal monthly installments, in advance, on the first business day of each and every month of the Term.

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New Rent Structure

Time Period	Suite 2 (#100)	Suite 3 (#150)	Total
01/01/11 – 12/31/11	$50,204.49	$62,889.06	$113,093.55
01/01/12 – 12/31/12	$51,283.82	$64,241.08	$115,524.90
01/01/13 – 12/31/13	$52,390.13	$65,626.91	$118,017.04
01/01/14 – 12/31/14	$53,524.09	$67,047.38	$120,571.47
01/01/15 – 12/31/15	$54,686.41	$68,503.36	$123,189.77
01/01/16 – 3/31/16	$55,877.78	$69,995.75	$125,873.53

6.          PARKING.

(a)          Tenant has the right to use Four (4) parking spaces per 1,000 rentable square feet of leased area in Suite 2 (Suite 100) and Suite 3 (Suite 100) for a total of 128 and 160 parking stalls, respectively. Tenant has the right to use and Two and Seventy-Five Hundredths (2.75) parking spaces per 1,000 rentable square feet of leased area in Suite 4 (Suite 125) pursuant to the Sixth Amendment, for a total of 95 parking stalls. The aggregate parking rights in the Premises as of the Effective Date are as follows:

Suite 2 (Suite 100)	128	parking stalls
Suite 3 (Suite 150)	160	parking stalls
Suite 4 (Suite 125)	95	parking stalls
Total	383	parking stalls

In order to achieve the above-stated parking ratio, some parking may be tandem parking requiring an attendant. Tenant agrees that in that event the cost of the parking attendant shall be an Operating Expense and Tenant will be liable for its pro rata share.

(b)          Notwithstanding the above, Tenant shall continue to have the right to use unlimited parking spaces beyond Tenant’s allocation (the “Additional Parking Spaces”) until such time as all parking spaces in the Project have been allocated to tenants. Provided that Landlord may notify Tenant from time to time as Landlord leases additional space in the Project of the number of Additional Parking Spaces that Tenant must relinquish so that Landlord can provide parking spaces for other tenants in the Project (which parking for other tenants shall not exceed four (4) spaces per 1,000 rentable square feet of leased area) without implementing tandem parking. After Tenant has relinquished its right to use all of the Additional Parking Spaces, Landlord may need to implement tandem parking for all tenants.

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7.          TERMINATION RIGHT. Tenant’s termination rights in Paragraph 10 of the Fifth Amendment shall continue in effect as to Suite 100 and shall be terminated as to any other Suite. Subparagraph 10(b) is hereby revised to read as follows:

“(b) Tenant shall have provided Landlord with written notice of Tenant’s intention to exercise the option to terminate the Lease as to Suite 100, which notice must be received by Landlord no later than eighteen (18) months prior to the Effective Termination Date;”

8.          AUTHORITY. Tenant represents and warrants that all necessary corporate actions have been duly taken to permit Tenant to enter into this Agreement and that the person signing this Agreement on behalf of Tenant has been duly authorized and instructed to execute this Agreement. Landlord represents and warrants that all necessary company actions have been duly taken to permit Landlord to enter into this Agreement and that the person signing this Agreement on behalf of Landlord has been duly authorized and instructed to sign this Agreement.

9.          BROKERS. Each of Landlord and Tenant warrants and represents that it has dealt with no real estate broker in connection with this Agreement and that no broker is entitled to any commission on account of this Agreement. The party who breaches this warranty shall defend, hold harmless and indemnify the other from any loss, cost, damage or expense, including reasonable attorneys’ fees, arising from the breach; Landlord’s indemnity of Tenant shall include claims by the Broker. Landlord is solely responsible for paying the commission of the Broker in accordance with a separate agreement.

10.         FULL FORCE AND EFFECT. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Agreement, the Lease has not been modified, amended, canceled, terminated, released, superseded or otherwise rendered of no force or effect.

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Designated Address for Landlord:	LANDLORD:

c/o Kennedy Associates Real Estate Counsel, LP	Hollis Street Investors II LLC, a Delaware limited
Attn: Executive Vice President – Asset	liability company
Management
1215 Fourth Avenue, Suite 2400	By:	Hollis Street Investors, L.L.C, a Delaware
Seattle, WA 98161		limited liability company, its Sole Member
Facsimile: 206-682-4769
		By:	MEPT Hollis Street Investors LLC, a
and to:			Delaware limited liability company, its
Manager
c/o Kennedy Associates Real Estate Counsel, LP
Attn: Vice President – Asset Management			By:	MEPT Edgemoor REIT LLC, a
7315 Wisconsin Ave., Ste. 350 West				Delaware limited liability company,
Bethesda, MD 20814				its Manager
Facsimile: 301-656-9339
				By:	Kennedy Associates Real Estate
and to:					Counsel, LP., its Authorized
Signatory
MEPT Edgemoor REIT, LLC
c/o NewTower Trust Company					By:	Kennedy Associates Real
Attn: President/MEPT or Patrick O. Mayberry						Estate Counsel GP, LLC,
3 Bethesda Metro Center, Suite 1600						its General Partner
Bethesda, MD 20814
Facsimile: 240-235-9961
						By:	/s/ Michael R. McCormick
						Name:	Michael R. McCormick
						Its:	Senior Vice President

Designated Address for Tenant:	TENANT:

Leapfrog Enterprises, Inc.	Leapfrog Enterprises, Inc., a Delaware
Attn: Director of Real Estate and Facilities	corporation
6401 Hollis Street
Emeryville, CA 94608
	By:	/s/ Mark Etnyre
With a copy to:	Name:	Mark Etnyre
	Its:	CFO
Leapfrog Enterprises, Inc.
Attn: General Counsel
6401 Hollis Street
Emeryville, CA 94608

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